Exhibit 3.1

AMENDED AND RESTATED BYLAWS OF

MARLIN BUSINESS SERVICES CORP.

ARTICLE I - OFFICES

Section 1-1. Registered Office. The registered office of the Corporation shall be located within the Commonwealth of Pennsylvania at such place as the Board of Directors (hereinafter referred to as the “Board of Directors” or the “Board”) shall determine from time to time.

ARTICLE II - MEETINGS OF SHAREHOLDERS

ANNUAL FINANCIAL STATEMENTS

Section 2-1. Place of Meetings of Shareholders. Meetings of Shareholders shall be held at such places, within or without the Commonwealth of Pennsylvania, as may be fixed from time to time by the Board of Directors. If no such place is fixed by the Board of Directors, meetings of the shareholders shall be held at the principal executive offices of the Corporation.

Section 2-2. Annual Meeting of Shareholders.

(a) Time. A meeting of the shareholders of the Corporation shall be held in each calendar year, at such time and on such date as the Board of Directors may determine, and if such day is a legal holiday, then such meeting shall be held on the next business day. If the annual meeting is not called and held within six (6) months after the designated time, any shareholder may call the meeting at any time thereafter.

(b) Election of Directors. At such annual meeting, there shall be held an election of Directors.

Section 2-3. Nomination and Advance Notice Procedures.

(a) Nomination Procedures. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the designations of classes or series of preferred stock of the Corporation (the “Preferred Stock”) adopted in accordance with the Pennsylvania Business Corporation Law (the “Pennsylvania BCL”) and the Articles of Incorporation of the Corporation (the “Articles”): nominations for the election of directors must be (a) made by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) made by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2-3 and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2-3, or (c) with respect to a nomination at an annual meeting of stockholders in or after 2017 of a Shareholder Nominee by an Eligible Stockholder in accordance with Section 2-15 of these Bylaws (each such capitalized term having the meaning ascribed to it in Section 2-15 and such nominations “Proxy Access Nominations”).

In addition to any other applicable requirements, and subject to Section 2-3(d) of these Bylaws, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. For purposes of this Section 2-3 only, to be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. Public disclosure shall include, but not be limited to, information contained in a document publicly filed by the Corporation with the Securities and Exchange Commission under Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

For purposes of this Section 2-3 only, to be in proper written form, a shareholder’s notice to the Secretary must set forth:

(A) as to each person whom the shareholder proposes to nominate for election as a director, (i) the name, age, business address and residence of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and

(B) As to the shareholder giving the notice, (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder, or an authorized representative of that shareholder, intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and if such shareholder of record is not the beneficial owner of the shares of capital stock of the Corporation, the notice to the Secretary must also include the name and address of the beneficial owner and the information referred to in the immediately preceding clauses (iii) and (v), substituting the beneficial owner for such shareholder.

No person shall be eligible for election as a director of the Corporation unless (i) nominated in accordance with the procedures set forth in this Section 2-3 or Section 2-15, as applicable, and (ii) such person delivers in accordance with the time periods prescribed for delivery of notice under this Section 2-3 or, in the case of a Proxy Access Nomination brought under Section 2-15 of these Bylaws, in accordance with the timing, notice and other provisions of Section 2-15 of these Bylaws, to the Secretary of the Corporation a written questionnaire with respect to the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

If the Chairman of the meeting determines that a nomination pursuant to this Section 2-3 was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

(b) Advance Notice of Shareholder Business. To be properly brought before an annual meeting, and subject to Section 2-3(d), any business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder (i) who is a shareholder of record on the date of the giving of notice provided for in this Section 2-3 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2-3. For such nominations or other business to be considered properly brought before the meeting by a shareholder, such shareholder must, in addition to any other applicable requirements, have given timely notice and in proper form of such intent to bring such business before such meeting. To be timely, such shareholder’s notice must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than one hundred and twenty (120) days prior to the date of the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting; provided, however, that in the event the Corporation did not hold an annual meeting the previous year, or if the date of the current year’s annual meeting has been changed by more than thirty (30) days from the date of the previous year’s meeting, then notice by the shareholder to be timely must be so received within a reasonable time before the Corporation begins to print and mail its proxy materials. To be in proper form, a shareholder’s notice to the Secretary shall set forth (i) the name and record address of the shareholder who intends to propose the business and the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (ii) a representation that the shareholder has been a holder of record of capital stock of the Corporation entitled to vote at such meeting for at least one (1) year and that the shareholder intends to contrive to hold the securities through the date of the meeting of shareholders, and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice, (iii) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (iv) any material interest of the shareholder in such business; provided that if such shareholder of record is not the beneficial owner of the shares of capital stock of the Corporation, the notice to the Secretary must also include the name and address of the beneficial owner and the information referred to in the immediately preceding clauses (iii) and (iv), substituting the beneficial owner for such shareholder. To the extent that any provision of Rule 14a-8 of the Exchange Act, or any successor provision thereto, is applicable, such provision shall supersede and take precedence over this Section 2-3(b).

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section or, as applicable, Section 2-15; provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section shall be deemed to preclude discussion by any shareholder of any such business. The Chairman of the meeting may refuse to acknowledge the proposal of any business not made in compliance with foregoing procedure.

(c) Exceptions. Provisions of this Section 2-3 do not apply to any shares of Preferred Stock of the Corporation if otherwise provided in designations of classes or series of such Preferred Stock.

(d) For Proxy Access Nominations to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (a) of this Section 2-3, each Eligible Shareholder constituting a Nominating Stockholder and the Nominating Stockholder must fully comply with the timing, notice and other provisions of Section 2-15 of these Bylaws.

Section 2-4. Special Meetings of Shareholders. Subject to the rights of the holders of any class or series of Preferred Stock, special meetings of the shareholders may be called only by either (i) the Board of Directors of the Corporation, (ii) the Chairman of the Board or by the Board of Directors, if there be one or (iii) the Chief Executive Officer of the Corporation. Upon the written request of any person who has called a special meeting, under these Bylaws or applicable law, which request specifies the general nature of the business to be transacted at such meeting, it shall be the duty of the Secretary to fix the time and place of such meeting, which shall be held not less than five (5) nor more than sixty (60) days after the receipt of such request, and to give due notice thereof as required by Section 2-5 hereof. If the Secretary neglects or refuses to fix the time and place of such meeting, the person or persons calling the meeting may do so. For the avoidance of doubt, Proxy Access Nominations may not be made at any special meeting.

Section 2-5. Notices of Meetings of Shareholders. Written notice, complying with Article VI of these Bylaws, stating the place and time and, in the case of special meetings, the general nature of the business to be transacted at any meeting of the shareholders shall be given to each shareholder of record entitled to vote at the meeting, except as provided in Section 1707 of the Pennsylvania BCL, at least five (5) days prior to the day named for the meeting, provided that notice shall be given at least ten (10) days prior to the day named for a meeting to consider a fundamental change under Chapter 19 of the Pennsylvania BCL. Such notices may be given by, or at the direction of, the Secretary or other authorized person. If the Secretary or other authorized person neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so.

Section 2-6. Waiver of Notice. Notice of any regular or special meeting may be waived by any shareholder either before, at or after such meeting orally or in a writing signed by such shareholder or a representative entitled to vote the shares of such shareholder. A shareholder, by his attendance at any meeting of shareholders, shall be deemed to have waived notice of such meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

Section 2-7. Organization and Conduct of Shareholder Meetings. At every meeting of the shareholders, the Chairman of the Board, if there be one, or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following persons present in order stated: The Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or a person chosen by vote of the shareholders present, shall act as Chairman of the meeting. The Secretary or, in the absence of the Secretary, an assistant Secretary, or, in the absence of both the Secretary and assistant secretaries, a person appointed by the Chairman of the meeting, shall act as Secretary of the Meeting. The Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for conduct of the meeting. To the extent not prohibited by law, such rules, regulations or procedures may include, without limitation, establishment of (i) an agenda or order of business for the meeting and the method by which business may be proposed, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized proxies or such other persons as the Chairman of the meeting shall determine, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof and (v) limitations on the time allotted to questions or comments by participants. Any proposed business contained in the notice of a regular meeting is deemed to be on the agenda and no further motions or other actions shall be required to bring such proposed business up for consideration. Following completion of the business of the meeting as determined by the Chairman of the meeting, the Chairman of the meeting shall have the exclusive authority to adjourn the meeting.

Section 2-8. Quorum of and Action by Shareholders.

(a) General Rule. A meeting of shareholders of the Corporation duly called shall not be organized for the transaction of business unless a quorum is present. Except as provided in subsections (c), (d) and (e) of this Section 2-8., the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purpose of consideration and action on the matter. Shares of the Corporation owned, directly or indirectly, by the Corporation which are controlled, directly or indirectly, by the Board of Directors shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time. Unless the Pennsylvania BCL permits otherwise, this Section 2-8(a) may be modified only by a Bylaw amendment adopted by the shareholders.

(b) Action by Shareholders. Whenever any corporate action is to be taken by vote of the shareholders of the Corporation at a duly organized meeting of shareholders, it shall be authorized by a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon.

(c) Action Without Meeting. Shareholders of the Corporation may not take action by written consent or partial written consent but must take action at a duly called annual or special meeting of the shareholders.

(d) Withdrawal. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

(e) Election of Directors at Adjournment Meetings. In the case of any meeting called for the election of Directors, those shareholders who attend a meeting called for the election of Directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in subsection (a), shall nevertheless constitute a quorum for the purpose of electing Directors.

(f) Conduct of Other Business at Adjourned Meetings. Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in subsection (a), shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

(g) Effect of Proxy on Quorum. The presence of, or vote at the meeting of shareholders, by proxy of a shareholder shall constitute the presence of, or vote by action by, the shareholder. If a proxy casts a vote on behalf of a shareholder on any issue other than a procedural motion considered at the meeting of shareholders, the shareholder shall be deemed to be present during the entire meeting for purposes of determining whether a quorum is present for consideration of any other issue.

Section 2-9. Adjournments.

(a) General Rule. Any regular or special meeting of shareholders, including meetings at which directors are to be elected, may be adjourned for such period as the shareholders present and entitled to vote shall direct, or (ii) if no shareholder vote is taken, as the Chairman of the meeting shall direct, until the directors have been elected.

(b) Lack of Quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided in this Section 2-8, adjourn the meeting to such time and place as they may determine.

(c) Notice of an Adjourned Meeting. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board fixes a new record date for the adjourned meeting.

Section 2-10. Voting List, Voting and Proxies.

(a) Voting List. (i) The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that, if the Corporation has 5,000 or more shareholders, in lieu of the making of a list the Corporation may make the information therein available at the meeting by any other means.

(ii) Failure to comply with the requirements of this section 2-10 shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

(b) Voting. Except as otherwise specifically provided by law, all matters coming before the meeting shall be determined by a vote of shares. Such vote shall be taken by voice unless a shareholder demands, before the vote begins, that it be taken by ballot.

(c) Proxies. At all meetings of shareholders, shareholders entitled to vote may attend and vote either in person or by proxy. Every proxy shall be executed in writing by the shareholder or by such shareholder’s duly authorized attorney-in-fact and filed with the Secretary of the Corporation. A telegram, telex, cablegram, datagram or similar transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact (or other transmission as permitted by law, including, without limitation, by internet, interactive voice response system or other electronic means) shall be treated as properly executed for the purposes of this Section; provided that such transmission sets forth a confidential and unique identification number or other mark furnished by the Corporation to the shareholder for the purposes of a particular meeting or transaction or is otherwise submitted with information from which it can be determined that the transmission was authorized by the shareholder. A proxy, unless coupled with an interest (as defined in Section 1759(c) of the Pennsylvania BCL), shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the Corporation.

(d) Judges of Election. In advance of any meeting of shareholders of the Corporation, the Board of Directors may appoint one or three Judges of Election, who need not be shareholders and who will have such duties as provided in Section 1765(3) of the Pennsylvania BCL, to act at the meeting or any adjournment thereof. If one or three Judges of Election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint one or three Judges of Election at the meeting. In case any person appointed as a Judge of Election fails to appear or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer. A person who is a candidate for office to be filled at the meeting shall not act as a Judge of Election. Unless the Pennsylvania BCL permits otherwise, this Section 2-10(d) may be modified only by a Bylaw amendment adopted by the shareholders.

Section 2-11. Participation in Meetings by Conference Telephone. Unless determined to the contrary by the Board of Directors in advance of a particular meeting with respect to that meeting, any person who is otherwise entitled to participate in any meeting of the shareholders may attend, be counted for the purposes of determining a quorum and exercise all rights and privileges to which such person might be entitled were such person personally in attendance, including the right to vote, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, if such communications equipment is present in the meeting room.

Section 2-12. Voting by Fiduciaries and Pledgees. Shares of the Corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this Section shall affect the validity of a proxy given to a pledgee or nominee.

Section 2-13. Voting by Joint Holders of Shares. (a) General Rule. Where shares of the Corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:

(1)	if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the Corporation shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and

(2)	if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

(3)	Exception. If there has been filed with the Secretary of the Corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

Section 2-14. Voting By Corporate Shareholder. Any corporation that is a shareholder of this Corporation may vote at meetings of shareholders of this Corporation by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors of the other corporation or a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the Secretary of this Corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

Section 2-15. Proxy Access. Subject to the terms and conditions set forth in these Bylaws, the Corporation shall include in its proxy materials for an annual meeting of stockholders held in or after 2017 the name, together with the Required Information (as defined in paragraph (A)(5) below), of one or more person(s) properly nominated for election (the “Stockholder Nominee”) to the Board of Directors by a qualifying stockholder or group of stockholders that satisfy the requirements of this Section 2-15, including qualifying as an Eligible Stockholder (as defined in paragraph (D) below), and that expressly elects at the time of providing the written notice required by this Section 2-15 (a “Proxy Access Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 2-15.

(A) For purposes of this Section 2-15:

(1) “Voting Stock” shall mean outstanding shares of capital stock of the Corporation entitled to vote generally for the election of directors;

(2) “Constituent Holder” shall mean any stockholder, collective investment fund included within a Qualifying Fund (as defined in paragraph (D) below) or beneficial holder whose stock ownership is counted for purposes of qualifying as holding the Proxy Access Request Required Shares (as defined in paragraph (D) below) or qualifying as an Eligible Stockholder (as defined in paragraph (D) below);

(3) “Affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Exchange Act; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership;

(4) A stockholder (and any Constituent Holders) shall be deemed to “own” only those outstanding shares of Voting Stock as to which the stockholder or any Constituent Holder possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the stockholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such stockholder (or any of its affiliates) or such Constituent Holder (or any of its affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder (or any of its affiliates) or such Constituent Holder (or any of its affiliates) for any purposes or purchased by such stockholder (or any of its affiliates) or such Constituent Holder (or any of its affiliates) pursuant to an agreement to resell or (z) subject to any short interest or derivative instrument, which interest or instrument has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s (or affiliate’s) or such Constituent Holder’s (or affiliate’s) full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder (or affiliate) or such Constituent Holder (or affiliate), other than any such arrangements solely involving an exchange-listed multi-industry market index fund in which Voting Stock represents at the time of entry into such arrangement less than ten percent (10%) of the proportionate value of such index. A stockholder or Constituent Holder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder or Constituent Holder retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A stockholder’s ownership or Constituent Holder’s ownership of shares shall be deemed to continue during any period in which such stockholder or Constituent Holder has loaned such shares in the ordinary course of its business or delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which, in either case of such loan or delegation, is recallable and/or revocable at any time by the stockholder or Constituent Holder, as applicable, and, in the case of loaned shares, on not more than five business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings; and

(5) The “Required Information” that the Corporation will include in its proxy statement is (a) the information concerning the Stockholder Nominee and the Eligible Stockholder(s) and Nominating Stockholder(s) that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (b) if the Eligible Stockholder and/or Nominating Stockholder so elects, a Statement (as defined in paragraph (F) below). The Corporation shall also include the name of the Stockholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these Bylaws notwithstanding, the Corporation may, in its sole discretion, solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Stockholder, Nominating Stockholder and/or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.

(B) To be timely, a stockholder’s Proxy Access Notice must be delivered to the Secretary of the Corporation at its principal executive offices not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date that the Corporation mailed its proxy statement for the preceding year’s annual meeting of stockholders; provided, however, that in the event the annual meeting of stockholders is not scheduled to be held within a period that commences 30 days before and ends 60 days after the first anniversary date of the previous year’s annual meeting of stockholders (such meeting date referred to herein as an “Outside Meeting Date”), the Proxy Access Notice must be so delivered to, and received by, the Secretary of the Corporation no earlier than 180 days and no later than the 10th day following the date such Outside Meeting Date is first publicly announced or disclosed. In no event shall any adjournment or postponement of an annual meeting, or the Public Announcement thereof, commence a new time period or extend any time period for giving of a Proxy Access Notice.

(C) The number of Stockholder Nominees (including Stockholder Nominees that were submitted by any Eligible Stockholder and/or Nominating Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2-15 but either are subsequently withdrawn or that the Board of Directors decides to nominate as the Board of Directors’ nominees) appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall be the greater of (x) two and (y) the largest whole number that does not exceed twenty five percent (25%) of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 2-15 (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:

(1) the number of directors in office or director candidates that, in either case, will be included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such stockholder or group of stockholders, from the Corporation), other than any such director referred to in this clause (1) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) annual terms, but only to the extent the Permitted Number after such reduction with respect to this clause (1) equals or exceeds one (1); and

(2) the number of directors in office that will be included in the Corporation’s proxy materials with respect to such annual meeting for whom access to the Corporation’s proxy materials was previously provided pursuant to this Section 2-15, other than any such director referred to in this clause (2) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) annual terms;

provided, further, that in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting of stockholders, the Permitted Number shall be calculated based on the number of directors in office as so reduced. Any Eligible Stockholder or Nominating Stockholder, as applicable, submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy statement pursuant to this Section 2-15 shall (i) rank such Stockholder Nominees based on the order that such person desires such

Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the number of Stockholder Nominees submitted pursuant to this Section 2-15 exceeds the Permitted Number and (ii) explicitly specify and include the respective rankings referred to in the foregoing clause (i) in the Proxy Access Notice delivered to the Corporation with respect to all Stockholder Nominees submitted pursuant thereto. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2-15 exceeds the Permitted Number, each Eligible Stockholder will have its highest ranking Stockholder Nominee (as ranked pursuant to the preceding sentence) who meets the requirements of this Section 2-15 selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock each Eligible Stockholder disclosed as owned in its Proxy Access Notice submitted to the Corporation (with the understanding that an Eligible Stockholder may not ultimately have any of its Stockholder Nominees included if the Permitted Number has previously been reached).

If the Permitted Number is not reached after each Eligible Stockholder or Nominating Stockholder, as applicable, has had one Stockholder Nominee selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. After reaching the Permitted Number of Stockholder Nominees, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 2-15 thereafter withdraws, has his or her nomination withdrawn or is thereafter not submitted for director election, no other nominee or nominees shall be required to be substituted for such Stockholder Nominee and included in the Corporation’s proxy statement or otherwise submitted for director election pursuant to this Section 2-15.

(D) An “Eligible Stockholder” is one or more stockholders of record or of beneficial ownership who own and have owned, or are acting on behalf of one (1) or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the Corporation pursuant to this Section 2-15, and as of the record date for determining stockholders eligible to vote at the annual meeting of stockholders, at least three percent (3%) of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable annual meeting of stockholders, provided that the aggregate number of stockholders, and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20). Two (2) or more collective investment funds that are (i) a group of funds under common management and investment control, (ii) a group of funds under common management and funded primarily by the same employer, or (iii) a “family of investment companies” or a “group of investment companies” each as defined in the Investment Company Act of 1940, as amended (each a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this paragraph (D) provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 2-15 and provides information, together with the Proxy Access Notice documentation satisfactory to the Board or its designee, acting in good faith, that demonstrates it is a Qualifying Fund. No shares may be attributed to more than one group constituting an Eligible Stockholder under this Section 2-15 (and, for the avoidance of doubt, no stockholder may be a member of more than one group constituting an Eligible Stockholder). A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this paragraph (D), for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year (3-year) period ending on that date and through the other applicable dates referred to above (in addition to all other applicable requirements being met).

(E) No later than the final date when a Proxy Access Notice pursuant to this Section 2-15 may be timely delivered to the Corporation, an Eligible Stockholder (including each Constituent Holder) must provide the following information in writing to the Secretary of the Corporation:

(1) the name and address of, and number of shares of Voting Stock owned by, such person;

(2) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year (3-year) holding period) verifying that, as of a date within seven days prior to the date the Proxy Access Notice is delivered to the Corporation, such Eligible Stockholder (and each Constituent Holder) owns, and has owned continuously for the preceding three years, the Proxy Access Request Required Shares, and such person’s agreement to provide:

(a) within five (5) days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and

(b) immediate notice if the Eligible Stockholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of stockholders;

(3) the information, representations and agreements contemplated by Section 2-3 of these Bylaws;

(4) a representation that such person:

(a) acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent;

(b) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2-15;

(c) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) promulgated under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors;

(d) will not distribute to any stockholder any form of proxy for the annual meeting of stockholders other than the form distributed by the Corporation; and

(e) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 2-15;

(5) in the case of a nomination by an Eligible Stockholder comprised of a group of stockholders that together is such an Eligible Stockholder, the designation by all group members (including Constituent Holders), as evidenced by a written agreement provided to the Corporation signed by all group members (including Constituent Holders), of one (1) group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination (the “Nominating Stockholder”) (for the avoidance of doubt, in the event of a nomination by a Nominating Stockholder that includes more than one (1) Eligible Stockholder (including each Constituent Holder), any and all requirements and obligations for an Eligible Stockholder (including each Constituent Holder) that are set forth in this Section 2-15 shall apply to each such Eligible Stockholder; provided, however that, in such case, the Proxy Access Request Required Shares provision shall apply to the Eligible Stockholder comprised of a group of such stockholders that together comprises such an Eligible Stockholder);

(6) an undertaking that such person agrees to:

(a) assume all liability stemming from, and indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Stockholder’s and/or Nominating Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder and/or Nominating Stockholder provided to the Corporation;

(b) file with the Securities and Exchange Commission any solicitation by the Eligible Stockholder and/or Nominating Stockholder of stockholders of the Corporation relating to the annual meeting of stockholders at which the Stockholder Nominee will be nominated and provide to the Corporation copies of any solicitation or other communication with the Corporation’s stockholders relating to the annual meeting of stockholders that is exempt from filing with the Securities and Exchange Commission; and

(7) provide to the Secretary of the Corporation a completed copy of the Schedule 14N (or any successor form) relating to the Stockholder Nominee that has been or will be filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act.

In order to be considered timely, any information required by this Section 2-15 to be provided to the Corporation must be supplemented (by delivery to the Secretary of the Corporation) (1) no later than five (5) days following the record date for the applicable annual meeting of stockholders, to disclose the foregoing information as of such record date, and (2) no later than the eighth (8th) day before the annual meeting of stockholders, to disclose the foregoing information as of the date that is ten (10) days prior to such annual meeting of stockholders. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any defect.

(F) The Eligible Stockholder or Nominating Stockholder, as applicable, may provide to the Secretary of the Corporation, at the time the information required by this Section 2-15 is originally provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting of stockholders, not to exceed five hundred (500) words, in support of the candidacy of such Eligible Stockholder’s or Nominating Stockholder’s, as applicable, Stockholder Nominee (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2-15, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.

(G) No later than the final date when a Proxy Access Notice pursuant to this Section 2-15 may be timely delivered to the Corporation, each Stockholder Nominee must deliver to the Secretary at the principal executive offices of the Corporation the completed and signed questionnaire, representation and agreement required by Section 2-3 of these Bylaws and:

(1) provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a stockholder), that such Stockholder Nominee consents to being named in the Corporation’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card) as a nominee and to serving as a director of the Corporation if elected;

(2) complete, sign and submit all other questionnaires required of the Corporation’s directors generally; and

(3) provide such additional information as necessary to permit the Board of Directors to determine if any of the matters contemplated by paragraph (I) below apply to such Stockholder Nominee or if such nominee has any direct or indirect relationship with the Corporation or is or has previously been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission or Rule 506(d) of Regulation D under the Securities Act of 1933, as amended.

In the event that any information or communications provided by the Eligible Stockholder (or any Constituent Holder), the Nominating Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder, the Nominating Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including, without limitation, under these Bylaws) available to the Corporation relating to any such defect.

(H) For the avoidance of doubt, any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 2-15 or any other provision of the Bylaws, Certificate of Incorporation, or other applicable regulation any time before the annual meeting of stockholders, will not be eligible for election at such annual meeting.

(I) The Corporation shall not be required to include, pursuant to this Section 2-15, a Stockholder Nominee in its proxy materials for any annual meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation:

(1) who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed (or other listing standards applicable to the Corporation), any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case, as determined by the Board of Directors;

(2) whose service as a member of the Board of Directors would violate or cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is traded (or other such rules and listing standards applicable to the Corporation), or any applicable law, rule or regulation;

(3) if the Eligible Stockholder (or any Constituent Holder), Nominating Stockholder or applicable Stockholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 2-15 or any agreement, representation or undertaking required by this Section;

(4) if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including, but not limited to, not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting;

(5) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; or

(6) if the Corporation receives one or more stockholder notices nominating director candidates pursuant to Section 2-3 (but not this Section 2-15) of these Bylaws.

For the purposes of this paragraph (I), clauses (1), (2) and (5) and, to the extent related to a breach or failure by the Stockholder Nominee, clause (3) will result in the exclusion from the proxy materials pursuant to this Section 2-15 of the specific Stockholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of such Stockholder Nominee to be nominated; provided, however, that clause (4) and, to the extent related to a breach or failure by an Eligible Stockholder (or any Constituent Holder), clause (3) will result in the Voting Stock owned by such Eligible Stockholder (or Constituent Holder) or Nominating Stockholder being excluded from the Proxy Access Request Required Shares (and, if as a result the Proxy Access Notice shall no longer have been filed by an Eligible Stockholder or Nominating Stockholder, as applicable, the exclusion from the proxy materials pursuant to this Section 2-15 of all of the applicable stockholder’s Stockholder Nominees from the applicable annual meeting of stockholders or, if the proxy statement has already been filed, the ineligibility of all of such stockholder’s Stockholder Nominees to be nominated).

(J) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at any such annual meeting; or (ii) is not elected to the Board of Directors and does not receive at least twenty-five percent (25%) of the votes cast in favor of the Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2-15 for the next two (2) annual meetings of stockholders.

ARTICLE III - BOARD OF DIRECTORS

Section 3-1.

(a) General Powers. Except as otherwise provided by law and these Bylaws, all powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. Unless the Pennsylvania BCL permits otherwise, this Section 3-1(a) may be modified only by a Bylaw amendment adopted by the shareholders.

(b) Number. The number of members of the Board of Directors shall be the number of Directors serving at the time of adoption of this Section 3-1, or such other number as may thereafter from time to time (i) be determined by the Board of Directors, or (ii) be set forth in a notice of a meeting of shareholders called for the election of a full Board of Directors.

(c) Vacancies. Each Director shall hold office until the expiration of the term for which he was selected and until his successor has been selected and qualified or until his earlier death, resignation or removal. Except as otherwise provided by the Articles or any amendments thereto, any vacancies on the Board of Directors, including vacancies resulting from an increase in the number of Directors, shall be filled by a majority vote of the members of the Board of Directors then in office, and each person so selected shall be a Director to serve for the balance of the unexpired term.

(d) Removal; Resignation. The right of the shareholders to remove Directors shall be governed by the provisions of Section 1726 of the Pennsylvania BCL as applicable to a classified Board of Directors established in accordance with Section 1724(b) of the Pennsylvania BCL. Any Director may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

(e) Qualification. A Director must be a natural person at least 18 years of age.

Section 3-2. Place of Meetings. Meetings of the Board of Directors may be held at such place within or without the Commonwealth of Pennsylvania as a majority of the Directors may appoint from time to time or as may be designated in the notice of the meeting.

Section 3-3. Regular Meetings. A regular meeting of the Board of Directors shall be held quarterly, with one meeting immediately following the annual meeting of shareholders, at the place where such meeting of the shareholders is held or at such other place and time as a majority of the Directors in office after the annual meeting of shareholders may designate. At the Board of Directors meeting that takes place immediately after the annual meeting of shareholders, the Board of Directors shall elect officers of the Corporation. In addition to such regular meetings, the Board of Directors shall have the power to fix by resolution the place and time of other regular meetings of the Board.

Section 3-4. Special Meetings. Special meetings of the Board of Directors shall be held whenever ordered by the Chairman or Chief Executive Officer of the Corporation, or by two or more Directors then in office.

Section 3-5. Participation in Meetings by Conference Telephone. Any Director may participate in any meeting of the Board of Directors or of any committee (provided such Director is otherwise entitled to participate), be counted for the purpose of determining a quorum thereof and exercise all rights and privileges to which such Director might be entitled were he or she personally in attendance, including the right to vote, or any other rights attendant to presence in person at such meeting, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Section 3-6. Notices of Meetings of Board of Directors.

(a) Regular Meetings. No notice shall be required to be given of any regular meeting, unless the same is held at other than the place or time for holding such meeting as fixed in accordance with Section 3-3 of these Bylaws, in which event five days’ notice shall be given of the place and time of such meeting complying with Article VI of these Bylaws.

(b) Special Meetings. Written notice stating the place and time of any special meeting of the Board of Directors shall be sufficient if given at least one day, as provided in Article VI, in advance of the time fixed for the meeting.

Section 3-7. Organization of Meetings. At every meeting of the Board of Directors, the Chairman of the Board, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following officers present in the order stated: the Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, or a person chosen by a majority of the Directors present, shall act as Chairman of the meeting. The Secretary or, in the absence of the Secretary and the assistant Secretaries, any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting.

Section 3-8. Quorum; Action by the Board of Directors. A majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the Directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors. If there is no quorum present at a duly convened meeting of the Board of Directors, the majority of those present may adjourn the meeting from time to time and place to place.

Section 3-9. Informal Action by the Board of Directors. Any action required or permitted to be taken at a meeting of the Directors, or of the members of any committee of the Board of Directors, may be taken without a meeting if, prior or subsequent to the action, a written consent or consents thereto by all of the Directors in office (or members of the committee with respect to committee action) is filed with the Secretary of the Corporation. In addition to other means of filing with the Secretary, insertion in the minute book of the Corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book.

Section 3-10. Fundamental Transactions.—Where any provision of 15 Pa. C.S. Ch. 19 of the Pennsylvania BCL requires that an amendment of the articles, a plan or the dissolution of the Corporation be proposed or approved by action of the Board of Directors, that requirement shall be construed to authorize and be satisfied by the written agreement or consent of all of the shareholders of the Corporation entitled to vote thereon.

Section 3-11. Personal Liability of Directors.

(a) A Director shall not be personally liable, as such, for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys’ fees and disbursements)) for any action taken, or any failure to take any action, unless:

(i) the Director has breached or failed to perform the duties of his or her office under Subchapter 17B of the Pennsylvania BCL (or any successor provision); and

(ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

(b) The provisions of subparagraph (a) shall not apply to the responsibility or liability of a Director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to local, state or federal law.

Section 3-12. Notation of Dissent. A Director who is present at a meeting of the Board of Directors, or of a committee of the Board, at which action on any corporate matter is taken on which the Director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the Director files a written dissent to the action with the Secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a Director who voted in favor of the action. Nothing in this Section 3-12 shall bar a Director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the Director notifies the Secretary, in writing, of the asserted omission or inaccuracy.

Section 3-13. Committees.

(a) Establishment and Powers. The Board of Directors of the Corporation may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more Directors of the Corporation. Any committee, to the extent provided in the resolution of the Board of Directors or in the Bylaws, shall have and may exercise all of the powers and authority of the Board of Directors, except that a committee shall not have any power or authority as to the following:

(i) The submission to shareholders of any action requiring approval of shareholders under Section 1731(a)(1) of the Pennsylvania BCL.

(ii) The creation or filling of vacancies in the Board of Directors.

(iii) The adoption, amendment or repeal of the Bylaws.

(iv) The amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors.

(v) Action on matters committed by the Bylaws or resolution of the Board of Directors to another committee of the Board of Directors.

(b) Alternate Members. The Board of Directors may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purpose of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of the absent or disqualified member.

(c) Term. Each committee of the Board of Directors shall serve at the pleasure of the Board of Directors.

(d) Status of Committee Action. The term “Board of Directors” or “Board,” when used in any provision of these Bylaws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the Board of Directors. Any provision of these Bylaws relating or referring to action to be taken by the Board of Directors or the procedure required therefor shall be satisfied by the taking of corresponding action by a committee of the Board of Directors to the extent authority to take the action has been delegated to the committee pursuant to this Section.

ARTICLE IV - OFFICERS

Section 4-1. Election and Office. The Corporation shall have a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer and a Treasurer who shall be elected by the Board of Directors. The Board of Directors may elect from among the members of the Board a Chairman of the Board and one or more Vice Chairmen of the Board, who may both be, but need not be officers of the Corporation. Any number of offices may be held by the same person. The President and the Secretary shall be natural persons of the age of 18 years or older. The Treasurer may be a corporation, but if a natural person shall be of the age of 18 years or older.

Section 4-2. Term. The officers and assistant officers shall each serve at the pleasure of the Board of Directors until the first meeting of the Board of Directors following the next annual meeting of shareholders, unless removed from office by the Board of Directors during their respective tenures. Officers may, but need not, be Directors. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation.

Section 4-3. Removal of Officers and Agents. Any officer or agent of the Corporation may be removed by the Board of Directors or by the Chief Executive Officer with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4-4. Subordinate Officer, Committees and Agents. The Board of Directors may from time to time appoint such other officers and such committees, employees or other agents as the business of the Corporation may require, including one or more assistant secretaries, and one or more assistant Treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to appoint subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

Section 4-5. Authority. All officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided by or pursuant to resolutions or orders of the Board of Directors or, in the absence of controlling provisions in the resolutions or orders of the Board of Directors, as may be determined by or pursuant to these bylaws or in the absence of any such controlling authority then as provided by the Chief Executive Officer.

Section 4-6. Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation. The CEO shall have general supervision over the business, finances, operations and welfare of the Corporation, subject however, to the control of the Board of Directors. The Chief Executive Officer shall sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these bylaws or by the Chief Executive Officer, to some other officer or agent of the Corporation; and, in general, shall have all powers and perform all duties incident to the position of a chief executive officer and such other powers and duties as from time to time may be assigned by the Board of Directors. The Chief Executive Officer shall from time to time make such reports of the affairs of the Corporation as the Board may require and shall present to the annual meeting of the shareholders a report of the business of the Corporation for the preceding fiscal year. Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the shareholders of any corporation in which this Corporation may hold stock and, at any such meeting, shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised. The Chief Executive Officer shall also have the right to delegate such power.

Section 4-7. Powers and Duties of the President. Unless otherwise determined by the Board of Directors, the President shall have the usual duties of an executive officer with general supervision over and direction of the affairs of the Corporation. The President shall perform such duties as may from time to time be assigned to him or her by the Chief Executive Officer.

Section 4-8. Powers and Duties of the Secretary. Unless otherwise determined by the Board of Directors, the Secretary shall be responsible for the keeping of the minutes of all meetings of the Board of Directors and the shareholders, in books provided for that purpose, and for the giving and serving of all notices for the Corporation. The Secretary shall perform all other duties ordinarily incident to the office of Secretary. The minute books of the Corporation may be held by a person other than the Secretary.

Section 4-9. Powers and Duties of the Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the Corporation and shall have general management and supervision of the fiscal affairs of the Corporation under the direction and supervision of the Chief Executive Officer. The Chief Financial Officer shall see that a full and accurate accounting of all financial transactions is made; shall oversee the investment and reinvestment of the capital funds of the Corporation; shall oversee the preparation of any financial reports of the Corporation; shall cooperate in the conduct of the annual audit of the Corporation’s financial records by the Corporation’s certified public accountants; and, in general, shall discharge such other duties as may from time to time be assigned by the Chief Executive Officer.

Section 4-10. Powers and Duties of the Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall perform the duties of the Chief Financial Officer in the absence of the Chief Financial Officer or provide for the custody of the funds or other property of the Corporation which may come into such officer’s hands. When necessary or proper, unless otherwise determined by the Board of Directors, the Treasurer shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation to such banks or depositories as the Board of Directors may designate and may sign all receipts and vouchers for payments made to the Corporation. The Treasurer shall sign all checks made by the Corporation, except when the Board of Directors shall otherwise direct. The Treasurer shall be responsible for the regular entry in books of the Corporation to be kept for such purpose of a full and accurate account of all funds and securities received and paid by the Treasurer on account of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the financial condition of the Corporation. The Treasurer shall have such other powers and shall perform the duties as may be assigned to such officer from time to time by the Chief Executive Officer.

Section 4-11. Powers and Duties of the Chairman of the Board. Unless otherwise determined by the Board of Directors, the Chairman of the Board, if any, shall preside at all meetings of Directors. The Chairman of the Board shall have such other powers and perform such further duties as may be assigned to such officer by the Board of Directors, including, without limitation, acting as chief executive officer of the Corporation. To be eligible to serve, the Chairman of the Board must be a Director of the Corporation.

Section 4-12. Powers and Duties of Vice Chairmen of the Board, Vice Presidents and Assistant Officers. Unless otherwise determined by the Board of Directors, each Vice Chairman, Vice President and assistant officer shall have the powers and perform the duties of his or her respective superior officer. Vice Presidents and assistant officers shall have such rank as may be designated by the Board of Directors. Vice Presidents may be designated as having responsibility for a specific area of the Corporation’s affairs, in which event such Vice President shall be superior to the other Vice Presidents in relation to matters within his or her area. The Chairman of the Board shall be the superior officer of the Vice-Chairman. The Treasurer and Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively.

Section 4-13. Salaries. The salaries of the officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such committee or officer as may be designated by resolution of the Board, or in the absence of such designation by the CEO. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the Board, or by the officer or committee to which the power to appoint such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 4.14, or in the absence of such designation by the CEO or other officer designated by the CEO. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the Corporation.

Section 4-14. Delegation of Office. The Board of Directors may delegate the powers or duties of any officer of the Corporation to any other person from time to time.

Section 4-15. Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring for any reason.

ARTICLE V - CAPITAL STOCK

Section 5-1. Share Certificates.

(a) Execution. Except as otherwise provided in Section 5-5, the shares of the Corporation shall be represented by certificates. Unless otherwise provided by the Board of Directors, every share certificate shall be signed by two officers and sealed with the corporate seal, which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue. The provisions of this Section 5-1 shall be subject to any inconsistent or contrary agreement at the time between the Corporation and any transfer agent or registrar.

(b) Designations, etc. To the extent the Corporation is authorized to issue shares of more than one class or series, every certificate shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the Corporation will furnish to any shareholder upon request and without charge) a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Corporation.

(c) Fractional Shares. Except as otherwise determined by the Board of Directors, shares or certificates therefor may be issued as fractional shares for shares held by any dividend reinvestment plan or employee benefit plan created or approved by the Corporation’s Board of Directors, but not by any other person.

Section 5-2. Transfer of Shares. Transfer of shares shall be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed or with duly executed stock powers attached and otherwise in proper form for transfer, which certificate shall be cancelled at the time of the transfer.

Section 5-3. Determination of Shareholders of Record.

(a) Fixing Record Date. The Board of Directors of the Corporation may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this subsection. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

(b) Determination when No Record Date Fixed. If a record date is not fixed:

(i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

(ii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) Certification by Nominee. The Board of Directors may adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. The resolution of the Board of Directors may set forth the classification of shareholder who may certify;

(i) the purpose or purposes for which the certification may be made;

(ii) the form of certification and information to be contained therein;

(iii) if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and

(iv) such other provisions with respect to the procedure as are deemed necessary or desirable. Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

Section 5-4. Lost, Destroyed or Mutilated Share Certificates. Unless waived in whole or in part by the Board of Directors, any person requesting the issuance of a new certificate in lieu of an alleged lost, destroyed, mislaid or wrongfully taken certificate shall (a) give to the Corporation his or her bond of indemnity with an acceptable surety, and (b) satisfy such other requirements as may be imposed by the Corporation. Thereupon, a new share certificate shall be issued to the registered owner or his or her assigns in lieu of the alleged lost, destroyed, mislaid or wrongfully taken certificate, provided that the request therefor and issuance thereof have been made before the Corporation has notice that such shares have been acquired by a bona fide purchaser.

Section 5-5. Uncertificated Shares. Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical. Notwithstanding anything herein to the contrary, the provisions of Section 5-2 shall be inapplicable to uncertificated shares and in lieu thereof the Board of Directors shall adopt alternative procedures for registration of transfers.

ARTICLE VI - NOTICES - COMPUTING TIME PERIODS

Section 6-1. Contents of Notice. Whenever any notice of a meeting is required to be given pursuant to these Bylaws or the Articles or otherwise, the notice shall specify the place and time of the meeting; in the case of a special meeting of shareholders or where otherwise required by law or the Bylaws, the general nature of the business to be transacted at such meeting; and any other information required by law.

Section 6-2. Method of Notice. Whenever written notice is required to be given to any person under the provisions of the Articles or these Bylaws, a telegram, telex, cablegram, datagram or similar transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact (or other transmission as permitted by law, including, without limitation, by internet, interactive voice response system or other electronic means) shall be treated as properly executed for the purposes of these Bylaws; provided that a notice delivered either personally or by sending a copy thereof by first class or express mail, postage prepaid, or courier service, charges prepaid, to the address of such person requiring notice as appears on the books of the Corporation or, in the case of Directors, as supplied by such Director to the Corporation for the purpose of notice also shall be deemed to have been properly executed for purposes of this Section when deposited in the United States mail or with a courier service for delivery to that person.

Section 6-3. Computing Time Periods.

(a) Days to be Counted. In computing the number of days for purposes of these Bylaws, all days shall be counted, including Saturdays, Sundays or a holiday on which national banks are or may elect to be closed (“Holiday”); provided, however, that if the final day of any time period falls on a Saturday, Sunday or Holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or Holiday. In computing the number of days for the purpose of giving notice of any meeting, the date upon which the notice is given shall be counted but the day set for the meeting shall not be counted.

(b) One Day Notice. In any case where only one day’s notice is being given, notice must be given at least 24 hours in advance by delivery in person, email, telephone, telex, TWX, Telecopier or similar means of communication.

Section 6-4. Waiver of Notice. Whenever any notice is required to be given by law or the Articles or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Except as otherwise required by law or the next sentence, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 6-5. Exception to Requirement of Notice.

(a) General Rule. Whenever any notice or communication is required to be given to any person under the provisions of the Business Corporation Law or by the Articles or these Bylaws or by the terms of any agreement or other instrument or as a condition precedent to taking any corporate action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.

(b) Shareholders Without Forwarding Addresses. Notice or other communications need not be sent to any shareholder with whom the Corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address. Whenever the shareholder provides the Corporation with a current address, the Corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

ARTICLE VII - LIMITATION OF DIRECTORS’ LIABILITY AND

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

Section 7-1. Scope of Indemnification.

(a) General Rule. The Corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except:

(1) where such indemnification is expressly prohibited by applicable law;

(2) where the conduct of the indemnification representative has been finally determined pursuant to Section 7-6 or otherwise:

i. to constitute willful misconduct or recklessness within the meaning of 15 Pa. C.S. Section 1746 (b) or any superseding provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or (ii) to be based upon or attributable to the receipt by the indemnified representative from the Corporation of a personal benefit to which the indemnified representative is not legally entitled; or

(3) to the extent such indemnification has been finally determined in a final adjudication pursuant to Section 7-6 to be otherwise unlawful.

(b) Partial Payment. If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the Corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

(c) Presumption. The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendre or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

(d) Definitions. For purposes of this Article:

(1) “indemnified capacity” means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the Corporation, or, at the request of the Corporation, as a director, officer, manager, employee, agent, fiduciary or trustee of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity or enterprise;

(2) “indemnified representative” means any and all directors and officers of the Corporation and any other person designated as an indemnified representative by the board of directors of the Corporation (which may, but need not, include any person serving at the request of the Corporation, as a director, officer, manager, employee, agent, fiduciary or trustee of another corporation, partnership, limited liability company, joint venture , trust, employee benefit plan or other entity or enterprise);

(3) “liability” means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys’ fees and disbursements); and (4) “proceeding” means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, a class of its security holders or otherwise.

Section 7-2. Proceedings Initiated by Indemnified Representatives. Notwithstanding any other provision of this Article, the Corporation shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counter claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under Section 7-6 or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.

Section 7-3. Advancing Expenses. The Corporation shall pay the expenses (including attorneys’ fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 7-1 or the initiation of or participation in which is authorized pursuant to Section 7-2 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined pursuant to Section 7-6 or otherwise that such person is not entitled to be indemnified by the Corporation pursuant to this Article. Neither action by the board of directors nor confirmation of the financial ability of an indemnified representative to repay an advance shall be a prerequisite to the making of such advance.

Section 7-4. Securing of Indemnification Obligations. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise , the Corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the board of directors shall deem appropriate. Absent fraud, the determination of the Board of Directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.

Section 7-5. Payment of Indemnification. An indemnified representative shall be entitled to indemnification within thirty (30) days after a written request for indemnification has been delivered to the secretary of the Corporation.

Section 7-6. Arbitration.

(a) General Rule. Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933, as amended, that the Corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the Corporation are located at the time, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the Corporation, the second of whom shall be selected by the indemnified representative and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, or if one of the parties fails or refuses to select an arbitrator or the arbitrators selected by the Corporation and the indemnified representative cannot agree on the selection of the third arbitrator within thirty (30) days after such time as the Corporation and the indemnified representative have each been notified of the selection of the other’s arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area.

(b) Qualifications of Arbitrators. Each arbitrator selected as provided herein is required to be or have been a director or executive officer of a corporation whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System.

(c) Burden of Proof. The party or parties challenging the right of an indemnified representative to the benefits of this Article shall have the burden of proof.

(d) Expenses. The Corporation shall reimburse an indemnified representative for the expenses (including attorneys’ fees and disbursements) incurred in successfully prosecuting or defending such arbitration.

(e) Effect. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the Corporation shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the indemnified representative under Section 7-1(a)(2) in a proceeding not directly involving indemnification under this Article. This arbitration provision shall be specifically enforceable.

Section 7-7. Contribution. If the indemnification provided for in this Article or otherwise is unavailable for any reason in respect of any liability or portion thereof, the Corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article or otherwise.

Section 7-8. Mandatory Indemnification of Directors, Officers, etc. To the extent that an authorized representative of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1741 or 1742 of the Pennsylvania BCL or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection therewith.

Section 7-9. Contract Rights, Amendment or Repeal. All rights under this Article shall be deemed a contract between the Corporation and the indemnified representative pursuant to which the Corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

Section 7-10. Scope of Article. The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

Section 7-11. Reliance on Provisions. Each person who shall act as an indemnified representative of the Corporation shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided by this Article.

Section 7-12. Interpretation. The provisions of this Article are intended to constitute bylaws authorized by 15 Pa. C.S. Section 1746 of the Pennsylvania BCL.

Section 7-13. Changes in Pennsylvania Law. References in these Bylaws to Pennsylvania law or to any provision thereof shall be to such law as it existed on the date this Article VII was adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of Directors or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Article VII shall continue as theretofore to the extent permitted by law; and (b) if such change permits the Corporation without the requirement of any further action by shareholders or Directors to limit further the liability of Directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE VIII - FISCAL YEAR

Section 8-1. Determination of Fiscal Year. The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

ARTICLE IX - AMENDMENTS

Section 9-1. Except as otherwise expressly provided herein:

(a) Shareholders. These Bylaws may be amended or repealed, or new bylaws may be adopted by vote of the shareholders at any duly organized annual meeting or special meeting of shareholders. In the case of a meeting of shareholders to amend or repeal these Bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the Bylaws.

(b) Board of Directors. The Board of Directors (but not a committee thereof), by a vote of the majority of Directors then in office, shall have the power to alter, amend, and repeal these Bylaws, regardless of whether the shareholders have previously adopted the Bylaw being amended or repealed, subject to the power of the shareholders to change such action, provided that the Board of Directors shall not have the power to amend these Bylaws on any subject that is expressly committed to the shareholders by the express terms hereof by Section 1504 of the Pennsylvania BCL or otherwise.

ARTICLE X - MISCELLANEOUS

Section 10-1. Checks. All checks, notes, bills of exchange or other similar orders in writing shall be signed by such one or more officers or employees of the Corporation as the Board of Directors may from time to time designate.

Section 10-2. Contracts.

(a) General Rule. Except as otherwise provided in the Pennsylvania BCL in the case of transactions that require action by the shareholders, the Board of Directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

(b) Statutory Form of Execution of Instruments. Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the Chief Executive Officer, President, Senior Vice Presidents, Chief Financial Officer, Vice Presidents, Secretary or assistant Secretary or Treasurer or assistant Treasurer of the Corporation, shall be held to have been properly executed for and in behalf of the Corporation, without prejudice to the rights of the Corporation against any person who shall have executed the instrument in excess of his or her actual authority.

Section 10-3. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees of the Corporation as the Board of Directors shall from time to time designate.

Section 10-4. Corporate Records.

(a) Required Records. The Corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each. The share register shall be kept at either the registered office of the Corporation in the Commonwealth of Pennsylvania or at its principal place of business wherever situated or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

(b) Right of Inspection. Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the Corporation at its registered office in the Commonwealth of Pennsylvania or at its principal place of business wherever situated.

Section 10-5. Corporate Seal. The Corporation shall have a corporate seal in the form of a circle containing the name of the Corporation, the year of incorporation and such other details as may be approved by the Board of Directors. The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the Corporation of any instrument or document.

ARTICLE XI - INTERPRETATION OF BYLAWS; SEPARABILITY

Section 11-1. Interpretation. All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the Pennsylvania BCL.

Section 11-2. Separability. The provisions of these Bylaws are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

ARTICLE XII - DETERMINATIONS BY THE BOARD

Section 12-1. Effect of Board Determinations. Any determination involving interpretation or application of these Bylaws made in good faith by the Board of Directors shall be final, binding and conclusive on all parties in interest.